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                                                                      Exhibit 3

                             JOINT FILING AGREEMENT

     The undersigned each agree that (i) the Statement on Schedule 13D relating to the Common Stock, $.01 par value, of Belco Oil & Gas Corp. is adopted and filed on behalf on each of them, (ii) all future amendments to such Statement on Schedule 13D will, unless written notice to the contrary is delivered as described below, be jointly filed on behalf of each of them, and (iii) the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, apply to each of them. This agreement may be terminated with respect to the obligation to jointly file future amendments to such Statement on
Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.

     EXECUTED as of October 7, 1998.

                                    ENRON CORP.


                                    By: /s/ Peggy B. Menchaca
                                       ---------------------------------
                                    Name:  Peggy B. Menchaca
                                    Title:  Vice President and Secretary


                                    JOINT ENERGY DEVELOPMENT
                                    INVESTMENTS LIMITED PARTNERSHIP

                                    By: Enron Capital Management
                                        Limited Partnership, its general partner

                                    By: Enron Capital Corp., its general partner

                                    By: /s/ Peggy B. Menchaca
                                       ---------------------------------
                                    Name:  Peggy B. Menchaca
                                    Title:  Vice President and Secretary